Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-148299 of SandRidge Energy, Inc. on Form S-8 of our report dated June 24, 2015, relating to the financial statements and supplemental schedules of the SandRidge Energy, Inc. 401(k) Plan (the “Plan”), which report appears in the Annual Report on Form 11-K of the Plan for the year ended December 31, 2014.

/s/ McConnell & Jones LLP

Houston, Texas
June 24, 2015

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